SCHEDULE II

                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)

 COMMON STOCK-EDUCATION LENDING GROUP

      GAMCO INVESTORS, INC.
                       2/14/05           25,000-           19.0500
                       2/14/05          302,758-           19.0500
	GABELLI SECURITIES, INC.
          GABELLI ASSOCIATES LTD
                       2/14/05          291,771-           19.0500
          GABELLI ASSOCIATES FUND II
                       2/14/05            8,200-           19.0500
          GABELLI ASSOCIATES FUND
                       2/14/05          260,117-           19.0500
	MJG ASSOCIATES, INC.
	    GABELLI FUND, LDC
                       2/14/05            2,500-           19.0500
      GABELLI FUNDS, LLC.
		GLOBAL UTILITY INCOME TRUST
                       2/14/05            3,000-           19.0500
		GABELLI CONVERTIBLE FUND
                       2/14/05            2,000-           19.0500
            GABELLI ABC FUND
                       2/14/05           64,000-           19.0500
                       2/03/05            4,000            19.0000

(1) THE TRANSACTIONS ON 2/14/05 WERE IN CONNECTION WITH THE CASH TENDER OFFER DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO SCHEDULE 13D. UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.